UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

———————

FORM 8-K

———————

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1376 State Route 598, Galion, Ohio     44833

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code:   (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, Jacquie L. Boyer resigned as Vice President of Sales and Sales Operations of PECO II, Inc. (the “Company”), effective as of June 30, 2009.  In connection with her resignation, Ms. Boyer entered into a release and waiver agreement with the Company, dated July 6, 2009 (the “Boyer Release and Waiver Agreement”).  The material terms and conditions of the Boyer Release and Waiver Agreement include, but are not limited to, the following:

•

Ms. Boyer will receive a lump sum payment of $66,795.

•

Ms. Boyer has until December 31, 2009, to exercise any stock options.

•

Ms. Boyer agreed to a release and waiver of all known and unknown claims against the Company.

A copy of the Boyer Release and Waiver Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The description of the Boyer Release and Waiver Agreement is qualified in its entirety by the full text of the exhibit.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Release and Waiver Agreement, dated July 6, 2009, between PECO II, Inc. and Jacquie L. Boyer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: July 7, 2009	By:	/s/ JOHN G. HEINDEL
John G. Heindel
Chairman, President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Release and Waiver Agreement, dated July 6, 2009, between PECO II, Inc. and Jacquie L. Boyer